                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Numbers 333-51309 and 333-77843 on Form S-3 and Registration Statement Number 333-56161 on Form S-8 of Sempra Energy of our report relating to Pacific Enterprises Retirement Savings Plan dated February 1, 2000 appearing in the Annual Report on Form 11-K of Sempra Energy for the eight months ended August 31, 1999.



/s/ DELOITTE & TOUCHE LLP

San Diego, California
February 25, 2000